EXHIBIT 99



                                                                   Direct Insite
                                                                   -------------

Corporate Contact:
Michael J. Beecher, Chief Financial Officer
Direct Insite Corp.
631.873.2900

FOR IMMEDIATE RELEASE

                   Direct Insite Reports 2009 Year End Results
               Net Income of $1,659,000 on Revenue of $10,009,000
                        Recurring Revenue Increased 12.7%


Sunrise, FL - March 25, 2010 - Direct Insite Corp. (OTC BB: DIRI.OB), a global Software as a Service ("SaaS") provider of financial supply chain automation across procure-to-pay, order-to-cash, today announced financial results for the year ended December 31, 2009. Income before taxes for the year ended December 31, 2009 was $1,721,000, a 28.6% increase over income before taxes of $1,338,000 in 2008. Net income was $1,659,000 for the year ended December 31, 2009, compared to net income of $4,181,000 in 2008. Net income for 2008 included a $2,867,000 benefit from income taxes resulting from the recognition of a deferred tax asset.

Recurring revenue for the year 2009 was $8,946,000, a 12.7% increase over recurring revenue of $7,935,000 in 2008. Total revenue for the year ended December 31, 2009 was $10,009,000 compared to total revenue of $9,609,000 for the year 2008, an increase of 4.2%. Professional services revenue decreased $611,000 (36.5%) to $1,063,000 for the year ended December 31, 2009 compared to $1,674,000 for the year ended December 31, 2008.

Basic and diluted income per share attributable to common shareholders for the year ended December 31, 2009 was $0.13 compared to basic and diluted net income per share of $0.44 and $0.35, respectively, for the year ended December 31, 2008. The 2008 net income per share amounts include the effect of the benefit from income taxes.

Net cash from operating activities continued to improve increasing to $3,293,000 for the year 2009 compared to net cash from operating activities of $1,923,000 in 2008. This improvement allowed the Company to redeem $1,974,000 of its outstanding redeemable preferred stock in 2009.

"As expected, we continued to grow our recurring revenue in 2009, expanding services to existing and new customers and further strengthening our offerings." said Chairman and CEO James A. Cannavino. "In 2010, with our improved financial position, we are positioned properly to target and expand our customer base and as increasing numbers of companies look to "Go Electronic" streamlining business processes and reducing costs."

About Direct Insite
Direct Insite provides best practice financial supply chain automation and workflow efficiencies for procure-to-pay and order-to-cash processing. The Company's global eInvoice Management services automate complex manual business processes such as invoice validation, order matching, consolidation, dispute handling, and e-payment processing. Direct Insite solutions are used by more than 20,000 users across 65 countries, 17 languages and multiple currencies. For more information, call (631) 873-2900, or visit www.directinsite.com

The financial information stated above and in the tables below has been abstracted from Direct Insite Corp.'s Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission on March 25, 2009, and should be read in conjunction with the information provided therein.

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
Summarized Financial Information

        -------------------------------------------------- --------------------------- ---------------------------------
                                                                          FOR THE YEAR             FOR THE YEAR
                   STATEMENT OF OPERATIONS                                   ENDED                    ENDED
                                                                        DECEMBER 31, 2009         DECEMBER 31,2008
        ---------------------------------------------------------- --------------------------- -------------------------
        Revenue                                                          $ 10,009,000              $  9,609,000
        ---------------------------------------------------------- --------------------------- -------------------------
        Operating income                                                 $  1,821,000              $  1,375,000
        ---------------------------------------------------------- --------------------------- -------------------------
        Other expenses, net                                              $    100,000              $     37,000
        ---------------------------------------------------------- --------------------------- -------------------------
        Income before income taxes                                       $  1,721,000              $  1,338,000
        ---------------------------------------------------------- --------------------------- -------------------------
        Provision for (benefit from) income taxes                        $     62,000              $ (2,843,000)
        ---------------------------------------------------------- --------------------------- -------------------------
        Net income                                                       $  1,659,000              $  4,181,000
        ---------------------------------------------------------- --------------------------- -------------------------
        Preferred Stock Dividends                                        $   (243,000)             $   (616,000)
        ---------------------------------------------------------- --------------------------- -------------------------
        Net income attributable to common shareholders                   $  1,416,000              $  3,565,000
        ---------------------------------------------------------- --------------------------- -------------------------
        Basic net income per share attributable to common
        shareholders                                                     $       0.13              $       0.44
                                                                   =========================== =========================
        Diluted net income per share attributable to common
        shareholders                                                     $       0.13              $       0.35
                                                                   =========================== =========================
        ---------------------------------------------------------- --------------------------- -------------------------

            ---------------------------------------------- ----------------------- --------------------------

                             BALANCE SHEET                  December. 31, 2009       December 31, 2008
                             -------------                  ------------------       -----------------

             ---------------------------------------------- ----------------------- --------------------------
             Total Current Assets                                 $3,880,000               $3,093,000
             ---------------------------------------------- ----------------------- --------------------------
             Total Assets                                         $6,620,000               $6,880,000
             ---------------------------------------------- ----------------------- --------------------------
             Total Current Liabilities                            $1,949,000               $2,179,000
             ---------------------------------------------- ----------------------- --------------------------
             Total Shareholders' Equity                           $3,528,000               $4,420,000
             ---------------------------------------------- ----------------------- --------------------------

FORWARD-LOOKING STATEMENTS. All statements other than statements of historical fact included in this release, including without limitation statements regarding the company's financial position, business strategy, and the plans and objectives of the company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, competitive factors and pricing pressures, capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.


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